Exhibit 3.1
CERTIFICATE OF ELIMINATION OF THE
7.50% SERIES A CONVERTIBLE PREFERRED STOCK
7.50% SERIES A-1 CONVERTIBLE PREFERRED STOCK, AND
8.0% SERIES B CONVERTIBLE PREFERRED STOCK
OF
WESTWOOD ONE, INC.
Pursuant to Section 151(g)
of the General Corporation Law
of the State of Delaware
Westwood One, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), in accordance with the provisions of Section 151(g) of the General Corporation Law of the State of Delaware (the “General Corporation Law”), hereby certifies as follows:
1. That, pursuant to Section 151 of the General Corporation Law and authority granted in the Restated Certificate of Incorporation of the Company, as theretofore amended, the Board of Directors of the Company by resolution duly adopted, authorized the issuance of a series of 75,000 shares of 7.50% Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and on June 19, 2008, filed a Certificate of Designation (the “Series A Designation”) with respect to the Series A Preferred Stock in the office of the Secretary of State of the State of Delaware (the “Secretary of State”).
2. That, pursuant to Section 151 of the General Corporation Law and authority granted in the Restated Certificate of Incorporation of the Company, as theretofore amended, the Board of Directors of the Company by resolution duly adopted, authorized the issuance of a series of 75,000 shares of 7.50% Series A-1 Convertible Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred Stock”) and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and on April 23, 2009, filed a Certificate of Designation (the “Series A-1 Designation”) with respect to the Series A-1 Preferred Stock in the office of the Secretary of State of the State of Delaware.
3. That, pursuant to Section 151 of the General Corporation Law and authority granted in the Restated Certificate of Incorporation of the Company, as theretofore amended, the Board of Directors of the Company by resolution duly adopted, authorized the issuance of a series of 59,962 shares of 8.0% Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock” and together with the Series A Preferred Stock and the Series A-1 Preferred Stock, the “Preferred Stock”) and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof, and on April 23, 2009, filed a Certificate of Designation (the “Series B Designation” together with the Series A Certificate of Designation and the Series A-1 Certificate of Designation, the “Certificates of Designation”) with respect to the Series B Preferred Stock in the office of the Secretary of State of the State of Delaware.

4. That no shares of said Preferred Stock are outstanding and no shares thereof will be issued subject to said Certificates of Designation.
5. That the Board of Directors of the Company has duly adopted the following resolutions:
WHEREAS, by resolution of the Board of Directors of the Company and by a Certificate of Designation (the “Series A Certificate of Designation”) filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on June 19, 2008, the Company authorized the issuance of a series of 75,000 shares of 7.50% Series A Convertible Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”) and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof;
WHEREAS, by resolution of the Board of Directors of the Company and by a Certificate of Designation (the “Series A-1 Certificate of Designation”) filed in the office of the Secretary of State on June April 23, 2009, the Company authorized the issuance of a series of 75,000 shares of 7.50% Series A-1 Convertible Preferred Stock, par value $0.01 per share (the “Series A-1 Preferred Stock”) and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof;
WHEREAS, by resolution of the Board of Directors of the Company and by a Certificate of Designation (the “Series B Certificate of Designation” together with the Series A Certificate of Designation and the Series A-1 Certificate of Designation, the “Certificates of Designation”) filed in the office of the Secretary of State on April 23, 2009, the Company authorized the issuance of a series of 59,962 shares of 8.0% Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock” and together with the Series A Preferred Stock and the Series A-1 Preferred Stock, the “Preferred Stock”) and established the voting powers, designations, preferences and relative, participating and other rights, and the qualifications, limitations or restrictions thereof;
WHEREAS, all such shares of Preferred Stock have been reacquired by the Company as of the date hereof;
WHEREAS, as of the date hereof, no shares of such Preferred Stock are outstanding and no shares of such Preferred Stock will be issued subject to said Certificates of Designation; and
WHEREAS, it is desirable that all matters set forth in the Certificates of Designation with respect to such Preferred Stock be eliminated from the Restated Certificate of Incorporation, as heretofore amended, of the Company.
NOW THEREFORE BE IT RESOLVED, that all matters set forth in the Certificates of Designation with respect to such Preferred Stock be eliminated from the Restated Certificate of Incorporation, as heretofore amended, of the Company; and it is further.

RESOLVED, that the officers of the Company be, and hereby are, authorized and directed to file a Certificate with the office of the Secretary of State setting forth a copy of these resolutions whereupon all matters set forth in the Certificates of Designation with respect to such Preferred Stock shall be eliminated from the Restated Certificate of Incorporation, as heretofore amended, of the Company.
6. That, accordingly, all matters set forth in the Certificates of Designation with respect to the Preferred Stock be, and hereby are, eliminated from the Restated Certificate of Incorporation, as heretofore amended, of the Company.
[Signature Page Follows]

IN WITNESS WHEREOF, Westwood One, Inc. has caused this Certificate to be executed by its duly authorized officer this 18th day of November, 2009.

WESTWOOD ONE, INC.
By:	/s/ David Hillman
	Name:	David Hillman
	Title:	CAO and General Counsel